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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
o2wireless Solutions, Inc.:

We consent to the use of our reports included herein and to the reference to our Firm under the heading "Experts" in the prospectus. Our reports refer to a change in the method of accounting for organization costs in 1999.

KPMG LLP




Atlanta, Georgia

July 24, 2000